Exhibit 99.1

March 8, 2017

Command Security Corporation

Announces Election of Jerry L. Johnson as

New Member of the Board of Directors

HERNDON, Va. — Command Security Corporation (NYSE MKT: MOC) today announced the election of Jerry L. Johnson as a member of the Board of Directors, effective March 6, 2017. Mr. Johnson will also serve on the Board’s Audit and Compensation Committees.

Jerry L. Johnson’s is a founding member and Managing Director of the private equity firm RLJ Equity Partners. Mr. Johnson has been involved in all aspects of RLJ Equity Partners’ development since 2007.

RLJ Equity Partners acquires controlling positions in crucial economic sectors including business services, value-added manufacturing and logistics. Johnson has led RLJ’s control investments in several business services companies, including Media Source (exited), Naylor Association Solutions, MarketCast, Phase One and Envirovac. Mr. Johnson has supported the firms’ portfolio by sourcing and/or executing several add-on investments which include Boxwood (which was acquired by Naylor), Timberlake (which was acquired by Naylor) and Zak (which was acquired by LAI International). In addition, he led the international co-investments alongside the Carlyle Group in Tok & Stok, and CVC International (which undertook an exit IPO as CVCB3). Mr. Johnson’s early career includes experience advising Fortune 500 Companies as an investment banker with Donaldson, Lufkin, & Jenrette and as a consultant with McKinsey & Company.

In 2004, Mr. Johnson was appointed by President George W. Bush as a White House Fellow to serve as a Special Assistant to the Secretary of Defense. Mr. Johnson’s work on the Quadrennial Defense Review earned him the Secretary of Defense Medal for Exceptional Public Service.

Mr. Johnson received his M.B.A. from Harvard Business School and his B.S. in Chemical Engineering, summa cum laude, from the University of Tennessee, Knoxville.

Thomas Kikis, Chairman of the Board of Command Security, said, “Command Security is extremely fortunate to have someone of Jerry’s experience, integrity and knowledge to serve on our Board. He will add valuable insights and oversight over a wide range of financial, operational and strategic topics important to our Company’s future.”

“I am honored to have been asked to join Command Security’s board,” said Jerry Johnson. “They have a great reputation and Command Security is very well positioned in the areas of homeland security and physical security to achieve significant success and I look forward to adding my perspective to their strategic thinking.”

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards division provide uniformed security officers and aviation security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. As our credo states “Securing All You Value,” we safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Forward-Looking Statements

This announcement by Command Security Corporation (the “Company”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company, including regarding the potential value added by the election of Mr. Johnson and the potential for the Company to achieve success in the areas of homeland security and physical security, that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2016, and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the SEC. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC, which are publicly available at the SEC’s website at www.sec.gov/edgar.shtml.

Command Security

Corporation N. Paul Brost,

Chief Financial Officer

703-464-4735